Exhibit 5.1

February 12, 2024

Digital World Acquisition Corp.

3109 Grand Ave., #450

Miami, FL 33133

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Digital World Acquisition Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-4 of the Company (as amended, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the proposed issuance of up to 135,781,734 shares of Class A common stock, par value $0.0001 per share (the “Merger Shares”), of the Company, issuable in connection with the proposed merger of DWAC Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company, with and into Trump Media & Technology Group., a Delaware corporation, pursuant to an Agreement and Plan of Merger, dated as of October 20, 2021 (as amended by on May 11, 2022, August 9, 2023 and September 29, 2023, and as it may be further amended or supplemented from time to time, the “Merger Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 60l(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws, as amended, and a certificate of the Secretary of State of the State of Delaware certifying as to the formation of the Company under the laws of the State of Delaware , and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and

Digital World Acquisition Corp.

February 12, 2024

completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; and (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Merger Shares have been duly authorized by all necessary corporate action on the part of the Company.

2. When (i) the Registration Statement has been declared effective by order of the Commission (and not suspended or withdrawn) and (ii) the Merger Shares have been issued in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Merger Shares will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the offering of the Merger Shares. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Digital World Acquisition Corp.

February 12, 2024

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP